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Exhibits 5.1

         June 24, 2004

ANZ Capel Court Limited
Level 6
100 Queen Street
Melbourne VIC 3000

    Re:
    ANZ Capel Court Limited
    Registration Statement on Form S-11

Ladies and Gentlemen:

        We have acted as special United States counsel for ANZ Capel Court Limited (the "Registrant") in connection with the preparation of a registration statement on Form S-11 (the "Registration Statement") relating to the issuance of Mortgage Backed Floating Rate Notes, Class A (the "Notes") by Perpetual Trustee Company Limited in its capacity as issuer trustee of Kingfisher Trust 2004-1G (the "Issuer Trustee"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, the Notes will be issued pursuant to the terms of the master trust deed, the supplemental deed, the note trust deed and the terms and conditions of the Notes (each a "Note Agreement"). Terms used, but not defined, herein have the meanings given to them in the Registration Statement.

        We have examined copies of forms of each Note Agreement filed as Exhibits 4.1, 4.2 and 4.6 to the Registration Statement or, in the case of the terms and conditions of the Notes, appended as Appendix A-II to the Registration Statement, the form of Note filed as Exhibit 4.3 to the Registration Statement, forms of the other documents filed as Exhibits 1.1, 4.4, 4.5, 4.7, 4.8, 10.1, 10.2, 10.3, 10.4 and 10.5 and originals or copies, certified or otherwise identified to our satisfaction of such other instruments, certificates, records and documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Registrant and others.

        Based upon the foregoing, we are of the opinion that when the Notes have been duly authorized by all necessary action on the part of the Registrant (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated in accordance with the terms of the related Note Agreement, and issued and delivered against payment therefor as described in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable.

        We have also advised the Registrant with respect to certain United States federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under "Summary—Material United States Federal Income Tax Consequences" and "Material United States Federal Income Tax Consequences" in the Registration Statement. Such descriptions do not purport to discuss all possible United States federal income tax ramifications of the proposed issuance, but with respect to those United States federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

        In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

        We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters," "Summary—Material United States Federal Income Tax Consequences" and "Material United States Federal Income Tax Consequences" in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement.

Very truly yours,
/s/ McKee Nelson LLP
McKee Nelson LLP

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  Exhibits 5.1